                                                                      EXHIBIT 21

                                  SUBSIDIARIES

                                                                STATE OF
                            NAME                              INCORPORATION
                            ----                              -------------
Esquire Deposition Services, Inc............................   Delaware
Esquire Document Retrieval Services, Inc....................   Delaware
Esq.Com CSD, Inc............................................   Delaware
Esq.Com Georgia, Inc........................................   Delaware
Esquire Staffing Services, Inc..............................   Delaware